                                                                    EXHIBIT IV

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
              --------------------------------------------------


     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of May 29, 1998, among STORMEDIA INCORPORATED, a Delaware corporation (the "Company"), PRUDENTIAL PRIVATE EQUITY INVESTORS III, L.P., a Delaware limited partnership ("PPEI"), William J. Almon and Susan Almon, Trustees of the Almon Family Trust ("Almon"), Capital Ventures International, a Cayman Islands corporation ("CVI"), Seagate Technology Inc., a Delaware corporation ("Seagate") and the bank syndicate consisting of Canadian Imperial Bank of Commerce [Asia] Ltd., Banque Nationale de Paris, Singapore Branch, Union Bank of California N.A., Sanwa Bank California and Fleet National Bank (the "Syndicate" and, together with PPEI, Almon, Seagate and CVI, the "Shareholders").

                                   RECITALS:
                                   --------

     (a) PPEI, the Company and the Almon Family Partnership, a California limited partnership (the "Almon Partnership") entered into a Registration Rights Agreement, dated as of May 20, 1994 (the "Rights Agreement"), pursuant to which the Company granted to PPEI and the Almon Partnership certain registration rights with respect to certain of the Company's securities held by them. On dissolution of the Almon Partnership, the registration rights were assigned to Almon and have now terminated with respect to the other members of the Almon partnership.

     (b) The Company, PPEI and CVI have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") of even date herewith, pursuant to which the Company has sold to PPEI and CVI certain of its securities.

     (c) The Company and Seagate have entered into a Termination of Supply Agreement and Loan Agreement (the "Seagate Agreement") dated May 15, 1998 pursuant to which the Company issued to Seagate a Convertible Promissory Note (the "Convertible Note").

     (d) The Company and the Syndicate have entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") and a Warrant Purchase Agreement (the "Warrant Purchase Agreement") of even date herewith, pursuant to which the Company has issued to the Syndicate warrants for certain of its securities in consideration for agreements and covenants made by the Syndicate in the Amended and Restated Credit Agreement and the Warrant Purchase Agreement.

     (e) In connection with the Securities Purchase Agreement, the Seagate Agreement, the Amended and Restated Credit Agreement and the Warrant Purchase Agreement, the Company desires to amend the Rights Agreement to grant the Shareholders certain registration rights with respect to the Registrable Securities held by them as set forth on Schedule I.
                                        ----------

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby amend and restate the Rights Agreement in its entirety to provide as herein set forth, to add Seagate, CVI and the Syndicate as parties and hereby agree as follows:

     1.   Demand Registrations.
          --------------------

          (a) Requests for Registration.  Subject to paragraphs 1(b) and 1(c)
              -------------------------
below, the Holders (as defined in Section 8) shall have the following rights to request registration under the Securities Act of 1933, as amended (the "Securities Act") of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available (all registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations"):

              (i) PPEI and Almon may, collectively, request up to three (3) Demand Registrations, provided any request for a Demand Registration must be made by the holders of at least 50.1% of the Registrable Securities held by PPEI and Almon .

              (ii)  Seagate may request one (1) Demand Registration.

              (iii) CVI may request two (2) Demand Registration.

              (iv) The Syndicate may request one (1) Demand Registration, provided any request for a Demand Registration must be made by the Holders of at least 50.1% of the then outstanding Registrable Securities originally held by the Syndicate .

The party making the foregoing demand pursuant to subparagraphs (i) through (iv) shall be referred to as the "Initiating Holder."

Each request for a Demand Registration pursuant to this paragraph 1(a) shall specify the approximate number of Registrable Securities requested to be registered and the anticipated method of distribution. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (b) Long-Form Registrations.  Subject to paragraph 1(a), the Holders
              -----------------------
will be entitled at any time after June 30, 1998 to request Long-Form Registrations in which the Company will pay all Registration Expenses ("Company-paid Long-Form Registrations"). A registration will not count as one of the permitted Long-Form Registrations (i) until the applicable Registration Statement has become effective or (ii) as to any particular Holder, if after the applicable registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction for other order or requirement of the Commission or other governmental agency or court for any reason not attributable to such Holder and such interference is not thereafter eliminated, or if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of such Holder; and no Company-paid Long-Form Registration will count as one of the permitted Long-Form Registrations unless the Initiating Holder registers and sells at least 85% of the Registrable Securities requested by such Initiating Holder to be included in such registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective.

          (c) Short-Form Registrations.  Subject to paragraph 1(a), the Holders
              ------------------------
will be entitled to request Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities, provided the Shareholders acknowledge that the Company is not currently so eligible. The Holders agree that they will not request a Long-Form Registration when the Company is eligible to use a Short-Form Registration, provided that the Company agrees to include in the prospectus included in any Short-Form Registration Statement, such material describing the Company and, intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by any of the Holders selling securities pursuant to such registration statement, whether or not the form used for such registration statement requires the inclusion of such information.

          (d) Priority on Demand Registrations.  The Company will not include in
              --------------------------------
any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Initiating Holder, which consent will not be unreasonably withheld. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any other securities, Registrable Securities held by the Initiating Holder and thereafter shall include in such registration, only such other securities as in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, in the following order of priority: prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities held by other Holders which are requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each Holder participating in such offering.

          (e) Restrictions on Long-Form Registrations and Demand Registrations.
              ----------------------------------------------------------------
The Company will not be obligated to file a registration statement to effect any Demand Long-Form Registration during the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company will not be obligated to effect any Demand Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration pursuant to paragraph 1(b). Not more than once in any twelve (12) month period, the Company may postpone for up to 180 days the filing of a registration statement for a Demand Registration if the Company's Board of Directors agrees (with the concurrence of the Company's investment banker or managing underwriter, if any) that such Demand Registration would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would otherwise materially adversely affect the Company or its business or its ability to raise capital; provided that in such event, the Initiating Holders will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such withdrawn registration.

          (f) Selection of Underwriters.  If any registration pursuant to this
              -------------
Section 1 involves an underwritten offering (whether on a "firm", "best efforts" or "reasonable efforts" basis or otherwise), the Initiating Holder will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

          (g) Other Registration Rights.  Except as provided in this Agreement,
              -------------------------
the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least 50.1% of the then outstanding Registrable Securities and initially issued to (i) PPEI and Almon, (ii) Seagate, (iii) CVI and (iv) the Syndicate; provided that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate in all respects in a manner reasonably acceptable to the Holders of at least 50.1% of the then outstanding Registrable Securities, to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder.

     2.   Piggyback Registrations.
          -----------------------

          (a) Right to Piggyback.  Whenever the Company proposes to register any
              ------------------
of its securities under the Securities Act (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders, but other than registrations pursuant to a Demand Registration and other than registrations relating solely to employee benefit plans, registrations relating solely to SEC Rule 145 transactions (or transactions under any successor rule) or registrations on any form which does not include substantially the same information as would be required to be included in a registration statement covering Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (b) Piggyback Expenses.  The Registration Expenses of the Holders will
              ------------------
be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations.  If a Piggyback Registration is
              ---------------------------------
an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of Registrable Securities on the basis of the number of Registrable Securities owned by each Holder of Registrable Securities participating in such offering and (iii) third, other securities requested to be included in such registration; provided that in any event the Holders shall be entitled to register at least 10% of the securities to be included in any such registration.

          (d) Priority on Secondary Registrations.  If a Piggyback Registration
              -----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities other than any of the Holders pursuant to paragraph 1 hereof, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the Holders of Registrable Securities on the basis of the number of Registrable Securities owned by each Holder of Registrable Securities participating in such offering and (ii) second, other securities requested to be included in such registration.

          (e) Selection of Underwriters.  If any Piggyback Registration is an
              -------------------------
underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the Holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld.

          (f) Other Registrations.  If the Company has previously filed a
              -------------------
registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has been declared effective, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

     3.   Holdback Agreements.
          -------------------

          (a) Each Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of Common Stock, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the one hundred and eighty (180)-day period beginning on the effective date of any underwritten public offering (except as part of such underwritten registration), unless the underwriter(s) managing the registered public offering otherwise agree, provided that with respect to CVI, such period shall be the seven days prior to and the thirty (30)-day period beginning on the effective date of said underwritten public offering.

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, whether on the Company's own behalf or at the request of any Holder or Holders of such securities, during the seven days prior to and during the one hundred and eighty (180)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriter(s) managing the registered public offering otherwise agree and (ii) to cause each director and executive officer of the Company and each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     4.   Registration Procedures.  Whenever one or more Holders have requested
          -----------------------
that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file (in the case of a Demand Registration not more than sixty (60) days after request therefor) with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities on such appropriate registration form of the Commission as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request for registration, and use the Company's best efforts to cause such registration statement to become effective as soon as reasonably practicable (provided that as far in advance as practicable (but not less than three business days) before filing a registration statement or prospectus and as far in advance as practicable before filing any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective for the shorter of (A) the completion of the distribution of the securities registered pursuant to such registration statement and (B) a period of not less than one hundred and twenty (120) days or, if such registration is for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration"), for a period equal to the lesser of two years after its effective date or the date as of which the securities so registered cease to be Registrable Securities; and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement. In addition, if the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the applicable underwriting agreement. Subject to Rule 415 under the Securities Act, if the registration statement is a Shelf Registration, the Company shall use reasonable efforts to amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for a period equal to the lesser of two years after its effective date or the date as of which the securities so registered cease to be Registrable Securities. Notwithstanding the foregoing, with respect to Shelf Registrations, if the Board of Directors of the Company determines in good faith (A) that an amendment or supplement to the Registration Statement or prospectus contained therein is necessary, in light of subsequent events, in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading and (B) that the filing of such amendment or supplement would result in the disclosure of information which the Company has a bona fide business
                                                         ---------
purpose for preserving as confidential, the Company may impose a Blackout Period during which no sale may be made under such Registration Statement; provided that the Company shall be entitled to impose no more than two (2) Blackout Periods during any period of twelve (12) consecutive months for an aggregate of not more than thirty (30) days. To impose such a Blackout Period, the Company shall send written notice to each Shareholder who has registered shares for sale under such Shelf Registration and such Shareholder shall not sell under such Shelf Registration until the end of such Blackout Period;

          (c) furnish without charge to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (including, without limitation, obtaining the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction at the earliest possible moment) provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare and furnish to each selling Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers automated quotation system;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, the Company's premises and all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) use the Company's best efforts to obtain a so-called "comfort letter" from the Company's independent public accountants, and opinion letters from the Company's counsel addressed to the selling Holders, in customary form and covering such matters of the type customarily covered by such letters. The Company shall furnish to each selling Holder a signed counterpart of any such comfort letter or opinion letter of counsel. Delivery of any such opinion letter or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions;

          (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders generally, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (l) permit any Holder of Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (m) in the event of the threatened or actual issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify the holders of Registrable Securities and will use its reasonable best efforts to prevent the entry of such stop order or if entered, promptly to obtain the withdrawal of such order.

     5.   Registration Expenses.
          ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the National Association of Securities Dealers automated quotation system. The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company's securities pursuant to this Agreement.

          (b) In connection with each Company-paid Demand Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

     6.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its employees, officers and directors, each Person who controls such Holder (within the meaning of the Securities Act) and such Person's employees, officers and directors against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state law, to the extent the same arise out of or result from untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their employees, officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company and any underwriter in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company and any underwriter, and their respective employees, directors and officers, each Person who controls the Company and any underwriter (within the meaning of the Securities Act) and such Person's employees, directors and officers against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state law, to the extent the same arise out of or result from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by such Holder of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in such registration statement or prospectus; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of the commencement of any action, suit, proceeding, investigation or threat thereof for which such indemnified party may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest (actual or potential) between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume (jointly with any other indemnifying party similarly noticed) the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest (determined as described below) may exist between such indemnified party and any other of such indemnified parties with respect to such claim (in which event the reasonable fees and disbursements and expenses of counsel for such indemnified party shall be paid by the indemnifying party). The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, suit or proceeding, if prejudicial to the indemnifying party's ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6. All fees and expenses incurred by the indemnified party (including any fees and expenses incurred in investigating or preparing to defend such action, suit or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder, provided if such a determination is thereafter made, the indemnified party shall reimburse the indemnifying party for all such amounts so paid). Any such indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, suit or proceeding or (iii) the named parties to any such action, suit or proceeding (including any impleaded party) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, suit or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, suit or proceeding, or claim, without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

      (d) If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any loss, claim, damage, liability or expense referred to in this Section 6:

          (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate as reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as all other relevant equitable considerations, if any. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any violation of any applicable law, rule or regulation has been committed by, or relates to information supplied by, such indemnifying party or indemnifying parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the preceding portions of this
Section 6, all legal or other fees and expenses reasonably incurred by such party in connection with such investigation or proceeding.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph 6(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (iii) If indemnification is available under this Section 6, the indemnifying party shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relevant fault of such indemnifying party or indemnified party or any other equitable consideration referred to in paragraph 6(d).

      (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     7.   Participation in Underwritten Registrations.  No Person may
          -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8.   Definitions.
          -----------

          "Common Stock" (i) means the Class A Common Stock and Class B Common Stock of the Company, $0.013 par value per share and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such Class A Common Stock or Class B Common Stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such Common Stock.

          "Holders" means the Shareholders and all Persons, if any, to whom Registrable Securities are sold, assigned or otherwise transferred in accordance with Section 9(e) hereof (other than a transfer for security), in each case at such times as, and only for so long as, such Shareholders and Persons shall own Registrable Securities as defined herein.

          "Preferred Stock" means the Series A Preferred Stock of the Company, $0.01 par value per share.

          "Registrable Securities" means (i) any Class A Common Stock currently held by each Shareholder, (ii) any Class A Common Stock issued or issuable upon conversion of any Preferred Stock or upon conversion of the currently outstanding Class B Common Stock held by PPEI, (iii) any Class A Common Stock issued or issuable upon exercise of any Warrants issued pursuant to the Warrant Purchase Agreement or the Securities Purchase Agreement, (iv) any Class A Common Stock issued or issuable upon conversion of the Convertible Note, and (v) any Class A Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (iv) above (including securities issuable upon the conversion or exercise of any warrant, right or other security that is issued) by way of a stock dividend, stock distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (including any exchange by the Company generally of such shares of stock). As of the date hereof, the Registrable Securities held by the Shareholders are as set forth on Schedule I. As to any particular Registrable
                                 ----------
Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or have been sold to the public pursuant to any exemption from registration under the Securities Act . In addition, the Company shall have no obligation under Sections 1 and 2 to any particular Person (and the securities held by such Person shall cease to be Registrable Securities) at such time as all Registrable Securities held by such Person can be sold by such Person in open market sales within a given three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or other applicable exemption and the Company delivers to such Person a written opinion of legal counsel for the Company to such effect, and the Company offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. In addition, references to Registrable Securities owned or held by a Holder shall include Registrable Securities owned by such Person but held of record in the name of a nominee, trustee, custodian or other agent, and Registrable Securities shall be deemed outstanding at such times as such securities are owned by a Holder.

     "Warrants" means warrants to purchase Class A Common Stock of the Company issued in connection with the Warrant Purchase Agreement or the Securities Purchase Agreement.

     9.   Miscellaneous.
          -------------

          (a)  No Inconsistent Agreements.  The Company has not granted any
               --------------------------
registration rights to any other Person. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. PPEI and Almon agree that their rights under the Rights Agreement have been superseded and amended in their entirety hereby.

          (b)  Adjustments Affecting Registrable Securities.  The Company will
               --------------------------------------------
not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration.

          (c)  Remedies.  Any Person having rights under any provision of this
               --------
Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which such party may be entitled.

          In any action or proceeding brought in enforce any provision of this Agreement or in which any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to such party's costs and expenses or other available remedy.

          (d) Amendments and Waivers.  Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities originally issued to each of (i) PPEI and Almon, (ii) Seagate, (III) CVI and (iv) the Syndicate.

          (e) Successors and Assigns.  All covenants and agreements in this
              ----------------------
Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto who acquire other than through a sale to the public at least 100,000 shares of Registrable Securities (or securities convertible into Registrable Securities), provided that the Company is given written notice by such Holder at the time of or within a reasonable time after such transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which the rights and obligations set forth are being assigned. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          Except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the Company's rights, interests or obligations hereunder shall be assigned or delegated by the Company (other than by operation of law) without the prior written consent of Holders owning on the date as of which such delegation or assignment is to become effective not less than 50.1% of the Registrable Securities originally issued to (i) PPEI and Almon, (ii) Seagate, (iii) CVI and (iv) Syndicate.

          (f) Notices.  Except as otherwise expressly provided herein, any and
              -------
all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing and shall be mailed by first class registered or certified mail, postage prepaid, sent by a nationally recognized overnight courier service for next business day delivery or transmitted via telecopier as follows:

     If to the Company:       StorMedia Incorporated
                              390 Reed Street
                              Santa Clara, California 95050
                              Facsimile:  (408) 727-4928
                              (Attention:  President)

          With a copy to:     Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California 94304-10500
                              Facsimile:  (650) 493-6811

                              (Attention:  Judith M. O'Brien, Esq.)

          and with a copy to PPEI.

     If to PPEI:              Prudential Private Equity Investors III, L.P.
                              717 Fifth Avenue
                              Suite 1100
                              New York, New York 10022
                              Facsimile:  (212) 826-6798
                              (Attention:  Mark Rossi)

          With a copy to:     Kirkland & Ellis
                              Citicorp Center
                              153 East 53rd Street
                              New York, New York 10022
                              Facsimile:  (212) 446-4900
                              (Attention:  Frederick Tanne, Esq.)

     If to Almon:             Balmon Group
                              4966 El Camino Real
                              Los Altos, California 94024
                              Facsimile:  (415) 941-0824
                              (Attention:  William J. Almon)

     If to Seagate:           Seagate Technology, Inc.
                              920 Disc Drive
                              Scotts Valley, CA  95066-4544
                              Facsimile:  (408) 438-6675
                              (Attention:  Thomas F. Mulvaney, Esq.)

          With a copy to:     Gibson Dunn & Crutcher LLP
                              One Montgomery Street, Telesis Tower
                              San Francisco, CA 94104-4505
                              Facsimile:  (415) 986-5309
                              (Attention:  William Hudson, Esq.)

     If to CVI:               Heights Capital Management, Inc.
                              425 California Street, Suite 1100
                              San Francisco, CA  94104
                              Facsimile:  (415) 403-6525
                              (Attention:  Michael L. Spolan)

          With a copy to:     Wolf Block Schorr & Solis-Cohen LLP
                              12th Floor, Packard Building

                                     111 S. 15th Street
                                     Philadelphia, PA  19102
                                     Facsimile:  (215) 977-2740
                                     (Attention:  Richard A. Silfen)

 If to the Syndicate, to each of:    Canadian Imperial Bank
                                     16 Collyer Quay No. 04-02
                                     Singapore, 0104
                                     Telephone:   65-439-3768
                                     Telecopier:  65-535-5182
                                     (Attention:  Mr. Chin Foo Chun)

                                     Telephone:   65-439-3754
                                     Telecopier:  65-535-5182
                                     (Attention:  Mr. Harry Wong)

                                     Banque Nationale de Paris,
                                     Singapore Branch
                                     Tung Centre
                                     20 Collyer Quay
                                     Singapore  049319
                                     Telephone:   65-539-9327
                                     Telecopier:  65-226-2516
                                     (Attention:  Mr. Andre Luu)


                                     Union Bank of California N.A.
                                     350 California Street, Suite 750
                                     San Francisco, CA  94104
                                     Telephone:  (415) 705-7119
                                     Telecopier: (415) 705-7390
                                     (Attention:  Ms. Christiana Creekpaum)


                                     Sanwa Bank California
                                     601 S. Figueroa Street, 9th Floor
                                     Los Angeles, CA  90017
                                     Telephone:   (213) 896-7649
                                     Telecopier:  (213) 896-7387
                                     (Attention: Ms. E. Leigh Irwin)


                                     Fleet National Bank
                                     40 Westminister Street

                                     Mail Stop RI OP TO5A
                                     Providence, RI  02901
                                     Telephone:  (401) 459-4910
                                     Telecopier:  (401) 459-4962
                                     (Attention: Mr. Michael F. O'Neill)


With a copy  in each case to:        Sidley & Austin
                                     555 W. Fifth St., 40th Floor
                                     Los Angeles, CA 90013
                                     Facsimile:  213-896-6600
                                     (Attention:  Jennifer Hagle, Esq.)

Notice shall be deemed given, for all purposes, when deposited in the United States mail as registered or certified mail, in which event the third day following the date of postmark on the receipt of such registered or certified mail shall conclusively be deemed the date of giving of such notice, on the first Business Day following collection by the courier service or when acknowledged by the receiving telecopier.

          (g) Interpretation of Agreement; Severability.  The provisions of this
              -----------------------------------------
Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from the Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

          (h) Governing Law.  This agreement shall be governed by and construed
              -------------
in accordance with the internal substantive laws of the State of California without giving effect to principles of conflicts of law or choice of law of the State of California or of any other jurisdiction which would result in the application of the laws of any jurisdiction other than those of the State of California.

          (i) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

          (j) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
of the parties with respect to the subject matter hereof, and supersedes all previous agreements.


                                *  *   *  *  *

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                    STORMEDIA INCORPORATED


                                    By:
                                        ------------------------------------
                                        Name:     William J. Almon
                                        Title:    Chief Executive Officer


                                    PRUDENTIAL PRIVATE EQUITY INVESTORS III,
                                    L.P.

                                    By:  Prudential Equity Investors, Inc.,
                                         General Partner

                                    By:  Cornerstone Equity Investors, L.L.C.,
                                         its Investment Advisor


                                    By:
                                       -------------------------------------
                                        Name:
                                        Title:  Managing Director


                                    ALMON FAMILY TRUST


                                    By:
                                       -------------------------------------
                                        Name:    William J. Almon
                                        Title:   Trustee


                                    SEAGATE TECHNOLOGY, INC.


                                    By:
                                       -------------------------------------
                                        Name:
                                        Title:



      [AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                    CAPITAL VENTURES INTERNATIONAL
                                    by Heights Capital Management, Inc.,
                                       its authorized agent


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:






      [AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                    CIBC [ASIA] LTD.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    BANQUE NATIONALE DE PARIS,
                                    SINGAPORE BRANCH


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                    UNION BANK OF CALIFORNIA N.A.


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                    FLEET NATIONAL BANK


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    SANWA BANK CALIFORNIA


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:



      [AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                  SCHEDULE I
                                  ----------

                            REGISTRABLE SECURITIES

                                                                                             SHARES OF
                                              SHARES OF                       SHARES OF       COMMON
                                               COMMON                         COMMON        ISSUABLE ON
                               SHARES OF     ISSUABLE UPON     SHARES OF    ISSUABLE ON     CONVERSION
                                SERIES A     CONVERSION OF       CLASS A     EXERCISE OF    OF SEAGATE
SHAREHOLDER                    PREFERRED*     PREFERRED          COMMON       WARRANTS         NOTE

Prudential Private
Equity Investors III, L.P.     162,602                          5,737,500    1,626,020

Almon Family Trust                                                973,872

Seagate Technology,
Inc.                                                                                         1,000,000

Capital Ventures
International                   97,561                                         975,610

Canadian Imperial Bank
of Commerce [Asia]
Ltd.                                                                           533,260

Banque Nationale de
Paris, Singapore Branch                                                        400,000

Union Bank of
California N.A.                                                                266,740

Sanwa Bank California                                                          400,000
Fleet National Bank                                                            400,000

---------------
     *  Convertible into 10 shares of Class A Common Stock